Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

GSMS 2013-GC13

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2013-GC13

Fitch Rating Inc.

33 Whitehall Street

Attention: Commerical Mortgaged Surveillance

New York NY 10004

General Contact

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Leah Nivison

Kroll Bond Rating Agency Agency, Inc.,

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investor Service, Inc

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillace Group

New York NY 10007

General Contact

TriMont Real Estate Advisors, Inc.,

3424 Peachtree Street

NE, Suite 2200

Atlanta GA 30308

J. Gregory Winchester

Trimont Real Estate Advisors, Inc.,

McKenna Long & Albridge LLP

303 Peachtree Street

Suite 5300

Atlanta GA 30308

Patrick M McGeeham

U.S. Bank National Association

Global Corporate Trust Services

190 S. LaSalle Street, 7th Floor

Mail Station: MK-IL-SL7C

Chicago IL60603

Erika A. Forshtay